Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2014, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-193918) and related Prospectus of Ardmore Shipping Corporation for the registration of shares of its common stock.

/s/ Ernst & Young

Dublin, Ireland

February 27, 2014